Exhibit 10(iii).1

AMENDMENT TO THE 2001 AMENDED AND RESTATED OPERATING

PERFORMANCE BONUS PLAN FOR EXECUTIVE OFFICERS OF SAFEWAY INC.

This Amendment (this “Amendment”) to the 2001 Amended and Restated Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the “Plan”) was adopted by Safeway Inc., a Delaware corporation (the “Company”), effective with respect to bonuses for fiscal years beginning on or after January 4, 2009.

RECITALS

A. Pursuant to Section 7.1 of the Plan, the Board of Directors of the Company retained the authority to amend the Plan from time to time, subject to certain limitations.

B. The Board of Directors of the Company deemed it advisable to adopt this amendment to the Plan.

AMENDMENT

1. Section 2.1 of the Plan is hereby amended by striking the phrase “Section 162(m) Committee” and inserting the phrase “Executive Compensation Committee” in lieu thereof.

2. The second sentence of Section 3.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“Stock bonuses shall be paid in accordance with the provisions of the Safeway Inc. 2007 Equity and Incentive Award Plan, as amended or restated from time to time.”

3. Section 3.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“Section 3.2 – Timing of Payment. Unless otherwise directed by the Committee, each bonus award shall be paid as soon as practicable after the end of the fiscal year to which such bonus award relates, but in no event earlier than the January 1 closest to the end of the fiscal year to which such bonus award relates nor later than the March 15 next following the end of the fiscal year to which such bonus award relates.”

4. Section 7.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“Section 7.2 - Recoupment. The Committee shall, in appropriate circumstances, as determined by the Committee in its discretion, and to the extent permitted by applicable law, require an Executive Officer to reimburse the Company, and such Executive Officer shall reimburse the Company, for the bonus award(s) (or that portion thereof) paid under the Plan that would not have been paid based upon restated financial results filed with the Securities and Exchange Commission, where:

(a) an Executive Officer engages in ethical misconduct that causes a material restatement of any of the Company’s financial statements filed with the Securities and Exchange Commission,

(b) the determination of the Company’s performance relative to the applicable performance targets for the awards described in Sections 2.1, 2.2 and 2.3 is affected by such restated financial results, and

(c) the Committee, in its discretion, determines that, after making appropriate adjustments to the performance targets for the affected years, any changes in bonus amounts payable based on the restated financial results would not have effectively offset one another.

Notwithstanding the foregoing, in no event shall an Executive Officer be required to reimburse the Company with respect to all or any portion of a bonus award paid either (i) more than three years prior to the date of the financial restatement or (ii) on or before December 31, 2008. Any recoupment under this Section 7.2 may be in addition to any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.”

5. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Plan.

6. Except as otherwise expressly set forth in this Amendment, the Plan remains in full force and effect in accordance with its terms.

I hereby certify that this Amendment was duly adopted by the Board of Directors of Safeway Inc. on March 5, 2009.

Executed this 6th day of March, 2009.

SAFEWAY INC.

/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President